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                                                               EXHIBIT 23.4


                               CONSENT OF
                          GARTNERGROUP/DATAQUEST

We consent to the incorporation by reference in this registration statement of Buying Intentions in the IT Services Industry: User Wants and Needs, a Dataquest report, and to all references to us and to such report appearing in the registration statement on Form S-1 (File No. 333-75205) of AppNet Systems, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                            GARTNERGROUP/DATAQUEST



                                            By: /s/Marc C. Litvinoff
                                               ---------------------------
                                               Name: Marc C. Litvinoff
                                               Title: Senior Vice President


July 14, 1999